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                                                                    EXHIBIT 23.4


                        CONSENT OF PRICEWATERHOUSECOOPERS

We hereby consent to the inclusion in this Registration Statement on Form S-4 of PPL Energy Supply, LLC of our report dated July 12, 2000, except for the contents of Note 45 which is as of August 18, 2000, relating to the financial statements and financial statement schedules of Hyder plc, which appears in PPL Corporation's Current Report on Form 8-K dated October 20, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Cardiff, United Kingdom

December 7, 2001